===============================================================================

                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                 SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement           [_]  Confidential, for Use of the
                                                Commission Only (as permitted
[X]  Definitive Proxy Statement                 by Rule 14a-6(e)(2))

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                             AEROVOX INCORPORATED
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

                             AEROVOX INCORPORATED
--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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Notes:


Reg. (S) 240.14a-101.

SEC 1913 (3-99)

                             AEROVOX INCORPORATED

                               ----------------

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                           To Be Held On May 2, 2000

                               ----------------

To the Shareholders of Aerovox Incorporated

  Notice is hereby given that the Annual Meeting of Shareholders of Aerovox Incorporated (the "Company") will be held at the offices of Ropes & Gray, One International Place, Room 36/1, Boston, Massachusetts 02110, at 11:00 a.m. on Tuesday, May 2, 2000 for the following purposes:

    1. To elect three Class II directors to serve until the Annual Meeting in the year 2003.

    2. To transact any other business that may properly come before the meeting or any adjournment thereof.

  The Board of Directors has fixed the close of business on March 20, 2000 as the record date for the determination of shareholders entitled to notice of and to vote at this meeting and at any adjourned session thereof.

  To assure your representation at the meeting, you are urged to sign and date the enclosed proxy and return it as promptly as possible in the enclosed envelope.

                                          By order of the
                                          Board of Directors


                                          /s/ F. Randal Hunt
                                          F. Randal Hunt
                                          Secretary

New Bedford, Massachusetts
March 20, 2000

                             AEROVOX INCORPORATED
                             740 Belleville Avenue
                             New Bedford, MA 02745

                        ANNUAL MEETING OF SHAREHOLDERS

                                PROXY STATEMENT

                               ----------------

                INFORMATION CONCERNING SOLICITATION AND VOTING

General

  The enclosed proxy is solicited on behalf of the Board of Directors of Aerovox Incorporated (the "Company") to be voted at the Annual Meeting of Shareholders to be held on May 2, 2000 and at any adjourned session thereof. You can ensure that your shares will be voted by signing and returning the enclosed proxy in the envelope provided. Sending in a proxy will not affect your right to attend the meeting and vote in person. You may revoke your proxy at any time before it is voted by a written revocation received by the Secretary, by a subsequently dated proxy or by oral revocation in person to the Secretary at the meeting. This Proxy Statement and accompanying proxy will be mailed commencing on or about April 5, 2000 to all shareholders entitled to vote at the meeting. The Annual Report to Shareholders for the Company's fiscal year ended January 1, 2000 is being mailed with this Proxy Statement.

  The cost of solicitation of proxies will be borne by the Company. Directors, officers and employees of the Company may solicit proxies by telephone, facsimile or personal interview, but will not be specially compensated for such service. The Company will reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of shares.

                                  PROPOSAL 1

                             ELECTION OF DIRECTORS

  The persons named in the enclosed proxy intend to vote in favor of the election of the three nominees named below, all of whom are now directors of the Company, as Class II directors unless authority to vote for the election of the nominees is withheld by marking the box entitled "WITHHELD" on the enclosed proxy.

  The Company's Bylaws provide for not more than fifteen nor less than three members of the Board of Directors, as determined by the Board of Directors. The Board of Directors has fixed the number of directors for the ensuing year at eight members. As provided in the Company's Amended and Restated Certificate of Incorporation and Bylaws, the Board of Directors is divided into three classes. Directors of each class are considered for re-election at the Annual Meeting of Shareholders held in the year in which the term of such class expires and serve thereafter for three years.

  The persons elected as Class II directors will serve until the Annual Meeting of Shareholders in the year 2003 and until their successors are elected and shall qualify. The remaining four incumbent directors will continue to serve as set forth below. Each of the nominees is expected to be able to serve, but if any nominee is unable to serve, or should any vacancy arise for whatever reason, the proxies intend to vote the shares to which this proxy relates for the election of such other person or persons as may be designated by the Board of Directors or, in the absence of such designation, in such other manner as they may in their discretion determine. Alternatively, in any such situation, the Board of Directors may take action to fix the number of directors for the ensuing year at the number of nominees named herein who are then able to serve. Proxies will then be voted for the election of such nominees, except to the extent the authority to so vote is withheld.

  The names of the Class II nominees and incumbent Class I and Class III directors, their ages, and certain other information regarding the nominees and incumbent directors are set forth in the following table.

Name                        Age                   Information
----                        ---                   -----------

              Nominees as Class II Directors--Terms Expiring 2003

Sherel D. Horsley.........   57 Mr. Horsley is Senior Vice President and Product
 Director since 1997             Manager for the Digital Imaging Group of Texas
                                 Instruments Incorporated, an electronics
                                 company whose products include semiconductor
                                 components, electronic/ electromechanical
                                 controls, digital imaging systems and
                                 electronic calculators. Mr. Horsley joined
                                 Texas Instruments in 1965 and prior to his most
                                 recent position, which he assumed in April
                                 1997, was Senior Vice President and General
                                 Manager of the company's Digital Printing
                                 Systems Business Unit. Before that assignment,
                                 he served the company as Senior Vice President
                                 and Manager of Business Development for the
                                 Systems and Software Businesses and Manager of
                                 Corporate Marketing; and as Senior Vice
                                 President and Manager of Business Development
                                 for the Defense Systems and Electronics Group.

Benedict P. Rosen.........   64 Mr. Rosen is Chairman and Chief Executive
 Director since 1995             Officer of AVX Corporation, a manufacturer of
                                 passive electronic components, which he joined
                                 in 1972. From 1990 to 1993, Mr. Rosen was
                                 President and Chief Operating Officer of AVX
                                 Corporation, and was Executive Vice President
                                 of the company from 1985 to 1990. He serves as
                                 a Senior Managing Director of Kyocera
                                 Corporation, AVX's parent company. Mr. Rosen
                                 also serves as a director of Nordson
                                 Corporation.

Enrique Sanchez Aldunate..   55 Mr. Sanchez is Senior Vice President of Aerovox
 Director since 1999             Inc. and President of Aerovox de Mexico, the
                                 Company's subsidiary in Mexico City. He joined
                                 the Board of Directors in May 1999 as part of
                                 the Company's acquisition of Compania General
                                 de Electronica S.A. de C.V. (CGE) in April
                                 1999. From 1972 to 1999, he served as General
                                 Manager of CGE. Prior to his post there, he
                                 held the positions of Manufacturing Manager and
                                 Marketing Manager at Dispositivos Electronicos
                                 S.A., a manufacturer of vacuum tubes in Mexico
                                 City. From 1996 to 1999, Mr. Sanchez served as
                                 President of NYCE, the Electronic Normalization
                                 and Certification Institute, in Mexico.

               Incumbent Class I Directors--Terms Expiring 2002

Robert D. Elliott.........   49 Mr. Elliott was named President of Aerovox in
 Director since 1996             March 1996 and was appointed Chief Executive
                                 Officer in September 1996. From 1993 to 1996,
                                 Mr. Elliott was Group Executive of the
                                 Electrical Products Division of Eagle
                                 Industries, a diversified manufacturing
                                 company. From

Name                       Age                   Information
----                       ---                   -----------
                                1991 to 1993, he served as President of Hendrix
                                Wire & Cable, a manufacturer of cable and
                                accessories for the electric utility market and
                                unit of Eagle's Electrical Products Division.

William G. Little.........  58 Mr. Little is President and Chief Executive
 Director since 1994            Officer of Quam Nichols Co., a manufacturer of
                                commercial audio products, which he joined in
                                1970. Mr. Little is the former Chairman of the
                                United States Chamber of Commerce.

John L. Sprague (1).......  69 Dr. Sprague is President of John L. Sprague
 Director since 1989            Associates, a private management and business
                                consulting firm. He is also a partner of the
                                CEO Perspective Group, a senior executive
                                counseling firm. From 1981 through 1987, Dr.
                                Sprague served as President and Chief Executive
                                Officer of Sprague Electric Co., a manufacturer
                                of electronic components, which he joined in
                                1959. Dr. Sprague is a director of Allmerica
                                Financial Corporation, California Micro Devices
                                Corporation and Sipex Corporation.

              Incumbent Class III Directors--Terms Expiring 2001

John F. Brennan...........  67 Mr. Brennan is Dean, Sawyer School of
 Director since 1989            Management, Suffolk University, a position he
                                has held since 1992. He was F. William Harder
                                Professor of Management at Skidmore College
                                from 1984 to 1992, Chairman and Chief Executive
                                Officer of the H. T. Hackney Company from 1981
                                to 1983 and President and Chief Executive
                                Officer of Chemical Separations Corporation
                                from 1972 to 1981. Mr. Brennan serves as a
                                director of The Timberland Company, Data
                                Storage Corporation and Lite Control
                                Corporation.

Dennis Horowitz...........  54 Mr. Horowitz is President and Chief Executive
 Director since 1995            Officer of Wolverine Tube, Inc. a manufacturer
                                of high technology copper and copper alloy tube
                                and fabricated products, which he joined in
                                March 1998. From 1994 to 1997, he was President
                                of the Americas, AMP Incorporated, a
                                manufacturer of electronic components. Mr.
                                Horowitz served as President and Chief
                                Executive Officer of Philips Technologies, a
                                manufacturer of electrical and electronic
                                equipment and components, from 1993 to 1994;
                                and of Philips Components, a manufacturer of
                                electrical and electronic components and
                                photonic products, from 1990 to 1993 -- all
                                divisions of Philips Electronics North America
                                Corporation. Mr. Horowitz currently serves as a
                                director of Superconductor Technologies, Inc.
                                and is also a director of Wolverine Tube, Inc.

--------
(1) As per the Company's Bylaws, which state a Director must resign from his position at the Annual Meeting of Shareholders held in the same year as the director's 70th birthday, Mr. Sprague will resign from the Board of Directors at the 2000 Annual Meeting of Shareholders.

  Directors who are not employees of the Company receive annual fees in the amount of $12,000, plus $1,500 for each Board meeting attended and $500 for each meeting of a Committee of the Board attended in conjunction with a Board meeting and $1,000 for committee meetings held separately from a Board meeting. Mr. Horsley, who serves as Chairman, receives an annual fee of $24,000. Members of the Executive Committee and Committee Chairmen receive an additional $1,000 per year. All Directors are reimbursed for out-of-pocket expenses incurred in attending such meetings.

  The Board has established an Executive Committee, an Audit Committee, a Compensation Committee and a Nominating Committee. The Executive Committee, consisting of Messrs. Brennan, Horowitz, Horsley and Elliott (Chairman), has the authority to act for the Board of Directors between meetings of the full Board. The Executive Committee held one meeting during fiscal 1999.

  The Audit Committee, consisting of Messrs. Sprague and Brennan (Chairman), held two meetings during fiscal 1999. Messers. Sprague and Brennan are independent directors as defined by Nasdaq listing standards. The Audit Committee is responsible for recommending to the full Board the selection of independent auditors for the Company, reviewing the scope of the audit, reviewing the non-audit services provided by such auditors prior to the performance thereof, review of the audit reports and annual financial statements, review of financial and accounting controls and procedures and review of all related party transactions. The Company will adopt a formal written audit committee charter by June 14, 2000 and will be in compliance with new Nasdaq audit committee structure and membership requirements by June 14, 2001.

  The Compensation Committee, consisting of Messrs. Horowitz, Rosen and Little (Chairman), held two meetings during fiscal 1999. The Compensation Committee is responsible for reviewing officer, certain senior manager and director compensation arrangements and certain benefit programs.

  The Nominating Committee, consisting of Messrs. Elliott, Little and Sprague (Chairman), held no meetings in 1999. The Nominating Committee recommends potential Board members and the re-election of the Directors at the expiration of their respective terms, presents a slate of officers for the Board and makes nominations as vacancies occur, recommends to the Board appointments to standing committees and evaluates the effectiveness and performance of all Board committees.

  The Board of Directors held five meetings during fiscal 1999. Each of the directors attended all the directors' meetings and the relevant committee meetings during 1999, except for Mr. Sanchez, who was appointed to the Board of Directors on May 3, 1999 and attended three of five directors' meetings during the year.

  The Company's Bylaws establish an advance notice procedure with respect to stockholder nominations of candidates for election as directors. In general, notice regarding stockholder nominations for director or other stockholder proposals must be received by the Secretary of the Company not less than 45 days prior to the anniversary of the date of the immediately preceding annual meeting and must contain certain specified information concerning the persons to be nominated and the stockholder submitting the nomination or proposal. The presiding officer of the meeting may refuse to acknowledge any director nomination not made in compliance with such advance notice requirements.

 Stock Option Plan for Directors

  The Company has established the 1999 Stock Option Plan for Directors (the "Plan") pursuant to which each director who is not an employee of the Company (each an "Eligible Director") is awarded an initial option grant covering 2,500 shares of common stock upon his election as a director. Following the initial grant, each Eligible Director, on the day of each annual meeting of shareholders of the Company, will receive options covering 1,000 shares (subject to the maximum number of shares available under the Plan) of common stock on such date, provided that if less than one year elapses between an initial grant and an annual grant, the Eligible Director will receive options covering 250 shares for each quarter of service. The exercise price of each option is 100% of fair market value (as defined in the Plan) on the date of award. The exercise price of the options for

1,000 shares awarded to each Messrs. Brennan, Horowitz, Horsley, Little, Rosen and Sprague, all in 1999, was $2.50. Options become exercisable on the first anniversary of the date of grant. 25,000 shares have been authorized for delivery upon exercise of options under the Plan. The Plan is administered by a director of the Company who is not eligible to receive awards under the Plan (Mr. Elliott).

                            EXECUTIVE COMPENSATION

Executive Compensation Tables

  Set forth below is certain information with respect to compensation paid by the Company or its subsidiaries for the three most recent fiscal years to the Chief Executive Officer and the other five most highly compensated executive officers of the Company.

                          Summary Compensation Table

                                                                 Long-Term
                                                                Compensation
                                                                 Awards(1)
                                                                ------------
                                  Annual Compensation
                         --------------------------------------  Securities
   Name and Principal                            Other Annual    Underlying     All Other
        Position         Year  Salary   Bonus   Compensation(2)   Options    Compensation(3)
   ------------------    ---- -------- -------- --------------- ------------ ---------------
Robert D. Elliott....... 1999 $247,500 $ 47,889         --         18,000        $17,424
 President & CEO         1998  240,000  130,824         --         12,000         15,412
                         1997  240,000   15,000     54,227             --         12,670

Ted M. Miller........... 1999  162,500   35,000         --          5,000          7,400
 Senior Vice President,  1998  154,615   58,144         --         25,000          7,400
 Engineering and
  Operations             1997   86,154   17,231         --         25,000             --

Timothy J. Brown........ 1999  162,500   20,658         --          5,000          7,275
 Senior Vice President,  1998       --       --         --             --             --
 Marketing and Sales     1997       --       --         --             --             --

Martin Hudis............ 1999  156,500   19,782         --          5,000          7,400
 Senior Vice President,  1998  155,000   56,327         --         20,000          7,269
 Technology Development  1997  147,420       --         --             --          6,823

Mulk R. Arora........... 1999  128,000   14,967         --          5,000          7,275
 Vice President,         1998       --       --         --             --             --
 Foil Operations         1997       --       --         --             --             --

Jeffrey A. Templer(4)... 1999  132,170   10,000         --          5,000          4,497
 Senior Vice President &
  CFO                    1998  160,000   78,897         --         40,000          9,137
                         1997  160,000   26,000         --             --          6,446

--------
(1) The Company has not issued restricted stock awards or SARs. In addition, the Company does not maintain a "Long-Term Incentive Plan" as that term is defined in the applicable rules.
(2) Does not exceed the lesser of $50,000 or 10% of salary and bonus, except for Mr. Elliott who received relocation compensation of $47,027 in 1997.
(3) The amounts shown for each named officer for fiscal 1999 include matching Company payments for (i) life insurance premiums, and contributions to
    (ii) the Aerovox Profit Sharing Savings Plan and (iii) the Aerovox Deferred Supplemental Savings Plan, respectively, as follows: Mr. Elliott:
    $2,400, $5,000, $10,024; Mr. Miller: $2,400 (Life Insurance Premiums) and $5,000 (Profit Sharing Savings Plan); Mr. Brown: $2,400 (Life Insurance Premiums) and $4,875 (Profit Sharing Savings Plan); Mr. Hudis: $2,400 (Life Insurance Premiums) and $5,000 (Profit Sharing Savings Plan); Mr.
    Arora: $2,400, $4,710, $605; Mr. Templer: $4,497 (Profit Sharing Savings
    Plan).
(4) Mr. Templer resigned from his position as Senior Vice President and Chief Financial Officer effective September 3, 1999.

Option Grant Table

  Stock options granted during the fiscal year ended January 1, 2000 to named officers set forth below.

                       Option Grants in Last Fiscal Year

                                      Individual Grants
                         -------------------------------------------- Potential Realizable Value
                         Number of   Percent of                         at Assumed Annual Rates
                         Securities Total Options                     of Stock Price Appreciation
                         Underlying  Granted to   Exercise                  of Option Term
                          Options   Employees in   Price   Expiration ----------------------------
  Name                   Granted(1)  Fiscal Year   ($/Sh)     Date        5%(2)        10%(2)
  ----                   ---------- ------------- -------- ---------- ------------- --------------
Robert D. Elliott.......   18,000         16%      $2.813  3/09/2009  $      31,852 $      80,707
Ted M. Miller...........    5,000          4%      $2.813  3/09/2009          8,848        22,418
Timothy J. Brown........    5,000          4%      $2.813  3/09/2009          8,848        22,418
Martin Hudis............    5,000          4%      $2.813  3/09/2009          8,848        22,418
Mulk R. Arora...........    5,000          4%      $2.813  3/09/2009          8,848        22,418
Jeffrey A. Templer(3)...       --         --           --         --             --            --

--------
(1) Options were granted to Messrs. Elliott, Miller, Brown, Hudis and Arora on March 9, 1999. Each grant becomes exercisable 20% per year and expires ten years from the date of grant.
(2) Amounts are hypothetical. Actual increases in value upon the exercise of stock options will depend upon performance of the Company's stock and overall stock market conditions.
(3) Pursuant to the Company's 1989 Stock Option Incentive Plan, options granted to Mr. Templer were canceled 90 days after his date of resignation.

Year-End Option Value Table

  The following table shows as to the individuals named in the compensation table certain information with respect to options held on January 1, 2000.

   Aggregated Option Exercises In Last Fiscal Year and FY-End Option Values

                               Number of Securities       Value of Securities
                              Underlying Unexercised      Underlying In-the-
                                 Options at Fiscal      Money Options at Fiscal
                                   Year End 1999           Year End 1999(1)
                             ------------------------- -------------------------
                             Exercisable Unexercisable Exercisable Unexercisable
                             ----------- ------------- ----------- -------------
Robert D. Elliott...........   62,400       67,600          --        $5,625
Ted M. Miller...............   15,000       40,000          --         1,563
Timothy J. Brown............    8,000       37,000          --         1,563
Martin Hudis................   42,000       23,000          --         1,563
Mulk R. Arora...............   18,000       12,000          --         1,563
Jeffrey A. Templer(2).......       --           --          --            --

  In each case options were granted at fair market value on the date of grant and are non-statutory options. Each option becomes exercisable 20% per year (or earlier upon termination of employment at age 65) and expires ten years from date of grant.
--------
(1) Based on the share price of $3.125 which was the closing price for a share of the Company's common stock on December 31, 1999.
(2) Pursuant to the Company's 1989 Stock Option Incentive Plan, option grants for Mr. Templer were canceled 90 days after his date of resignation.

Change of Control Severance Benefits

The Company has Severance Agreements with certain key employees, including Messrs. Elliott, Miller and Brown. Such Severance Agreements provide that if, within 24 months following a "change in control" (as defined in the Severance Agreements), the Company were to terminate the employee's employment other than for cause (as defined) or the employee were to terminate his employment for reasons specified in the agreements, the employee would receive severance pay in an amount equal to the sum of twice his base salary (at the rate in effect immediately before the change of control) and his target bonus for such year, without deduction for any amounts previously paid under the bonus plan, in the case of Messrs. Miller and Brown, and three times such base salary and bonus in the case of Mr. Elliott. In addition, the Severance Agreements provide for the immediate vesting of bonus awards, stock options, etc., and immediate payment of deferred compensation amounts upon such termination. For one year following any such termination of employment, the employee would be entitled to continue participation in all accident and health plans provided by the Company. In the case of Messrs. Elliott, Miller and Brown, the Severance Agreements further provide for a "gross-up" under which, if amounts paid under such Agreements would be subject to a federal excise tax on "excess parachute payments," the Company will pay an additional amount of cash so that, after payment of all such taxes by the employee, the employee will have received the amount he would have received in the absence of any such tax. The Company would also be obligated to pay all legal fees and expenses reasonably incurred by the employee in seeking enforcement of contractual rights following a change of control.

Indemnification Agreements

The Company has entered into Indemnification Agreements with each director and certain officers of the Company including the officers named in the Summary Compensation Table. The Indemnification Agreements provide a number of procedures, presumptions and remedies used in the determination of the right of the director or officer to indemnification. These procedures, presumptions and remedies substantially broaden the indemnity rights of directors and officers beyond that provided by the Company's Amended and Restated Certificate of Incorporation. If an action against an indemnified party is dismissed with or without prejudice, the defense is deemed to have been successful and the indemnification is required to be made. The Indemnification Agreements provide that expenses must be paid within twenty days of the indemnification request (otherwise a determination in favor of the indemnified party is deemed to have been made). If there is a change in control of the Company (as defined in the Indemnification Agreements), the indemnified party is presumed to be entitled to indemnification (although the Company may overcome this presumption). The indemnified party may require that independent counsel make the determination of entitlement and may choose such counsel, subject to objection by the Company on limited grounds. If a determination of entitlement is made, the Company is bound, but if the indemnified party has previously been denied indemnification pursuant to the terms of the Indemnification Agreements, he or she is entitled to seek a de novo determination from a court. The Company is precluded from challenging the validity of the procedures and presumptions contained in the Indemnification Agreement in any court proceeding. The Indemnification Agreements cover proceedings brought on or after the date of the execution of the particular Indemnification Agreement, including proceedings based on acts prior to the date of that Agreement.

                            PERFORMANCE COMPARISON

The graphs below compare cumulative total shareholder return on the Company's Common Stock, for the five-year period shown, with the NASDAQ Market Index and a peer group.


Company/Index/Market  12/30/94  12/29/95  12/31/96  12/31/97  12/31/98  12/31/99

Aerovox Inc.            100       77.05      62.3     54.92     27.87     40.98
Peer Group Index        100      118.57    110.01    145.53    124.24    316.76
NASDAQ Market Index     100      129.71    161.18    197.16    278.08    490.46


Assumes $100 invested on January 1, 1995. The Peer Group consists of American Technical Ceramics Corp., Bel Fuse Inc., CTS Corp., Robinson Nugent Inc., The Cherry Corp., Vishay Intertechnology Inc., and MagneTek.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

  The Company's Compensation Committee consists of three non-employee members of the Board of Directors. The Committee is responsible for reviewing officer compensation arrangements and certain benefit programs.

  For the purpose of comparison, the Committee reviewed industry surveys on officer salaries, focusing generally on the "durable goods manufacturing" sector. Information from these sources, rather than salary data from the peer group, was selected for comparison because it is readily available.

  There are three elements of the executive compensation program at Aerovox: base salary, annual incentive bonuses, and stock based awards. The program is designed to attract competent executives and to motivate them to achieve both the short and long-term goals of the Company. The Company believes its compensation program links executive achievement with shareholder interests.

Base Salary

  Base salaries of executives who have been with the Company for some time are generally in line with the median compensation for comparable positions as outlined in the surveys. Occasionally the Committee has found, however, that higher salaries are required to attract new executives with the requisite technical expertise.

  While the Company does not formally weigh these factors, decisions on annual increases are based on three criteria. First, the Committee makes a subjective appraisal of how well the Company has done within its own industry, considering competitive and economic situations. Secondly, the outcome of the annual review conducted by the Company to evaluate each officer's performance is considered by the Committee. Finally, if there has been a significant change in responsibility, this is recognized in salary decisions.

Executive Incentive Bonus Plan

  The Incentive Compensation Plan was adopted in 1998 to motivate participating employees to do the best possible job improving the Company's financial performance. Under this Plan, the measurements and the weighted values established for 1999 were Net Income After Taxes (weighted at 75%) and a series of non-financial goals (weighted at 25%). Each participant has a Target Participation level, which is a percentage of their base salary. The Compensation Committee assesses performance after receipt of audited financial statements and a written report from management at the close of the year. The two measurements are assessed independently and, if warranted, bonuses awarded accordingly.

Stock Incentive Plan

  The third element of the Company's executive compensation program is the Stock Incentive Plan. Under this Plan, employees who contribute to the management, growth and profitability of the Company are eligible to receive stock options, which vest over a five-year period. The Compensation Committee considers that ownership of securities encourages management to have a propriety interest in the long-term success of the Company, which ultimately enhances shareholder value.

  Guidelines for option awards were established at the inception of the program in 1999. The awards are commensurate with the participant's ability to affect the profitability of the Company. Awards established for different levels of responsibility range from options for 100,000 shares for the CEO to 1,000 for engineering, marketing, administrative and manufacturing personnel. The exercise price of each option is determined by the Compensation Committee, but may not be less than 100% of the fair market value of the shares on the date of grant.

Chief Executive Officer Compensation

  In 1999, Robert D. Elliott, President and Chief Executive Officer ("CEO") was paid a base salary of $247,500. Mr. Elliott, who is eligible to participate in the Incentive Compensation Plan at a Target Participation level of 60% with a maximum of 90%, was paid a bonus in 1999, equaling $47,889.

  The foregoing chart and textual and tabular descriptions provide details of the payments and programs referenced in this report. The industry peer group selected for the five-year cumulative return comparison is a broad group, which covers electronic and electrical equipment component companies.

William G. Little, Chairman
Dennis Horowitz
Benedict P. Rosen

        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

  The following table sets forth as of March 3, 2000, certain information regarding the Common Stock ownership of the Company's current directors and nominees, the named executive officers and of all directors and executive officers of the Company as a group. Except as indicated below, all of the shares listed are held by the persons named with both sole voting and investment power.

                                             Amount and Nature of   Percent of
         Name of Beneficial Owner           Beneficial Ownership(1)   Class
         ------------------------           ----------------------- ----------
Robert D. Elliott..........................          106,500            1.7%
Mulk R. Arora..............................           21,868              *
John F. Brennan............................           25,500              *
Timothy J. Brown...........................           27,244              *
Dennis Horowitz............................           11,500              *
Sherel D. Horsley..........................            9,500              *
Martin Hudis...............................           48,000              *
William G. Little..........................           34,250              *
Ted M. Miller..............................           21,100              *
Benedict P. Rosen..........................           21,500              *
Enrique Sanchez A..........................          802,774(2)        13.1%
John L. Sprague............................           14,125              *
Jeffrey A. Templer.........................            4,000              *
All directors and executive officers as a
 group (15 persons)........................        1,156,062(3)        18.9%

--------
*  Less than 1%.
(1) Includes the following number of shares issuable pursuant to options currently exercisable or exercisable within sixty days: Messrs. Elliott:
    76,000; Arora: 19,000; Brennan: 8,500; Brown: 17,000; Horowitz: 6,500;
    Horsley: 4,500; Hudis: 43,000; Little: 6,750; Miller: 16,000; Rosen:
    6,500; Sanchez: 0; Sprague: 8,125; and Templer: 0.
(2) In connection with the acquisition of the capacitor business of Compania General de Electronica in April 1999, the Company issued restricted Aerovox common stock in the specified amounts to the following holders:
    Tako Holding B.V. 145,656; Bires Investments B.V. 110,516; Kato Holding B.V. 110,516; Kasri Holding B.V. 110,516; and Hobir Holding B.V. 110,516. The 587,720 shares held by Tako Holding B.V., Bires Investments B.V., Kato Holding B.V., Kasri Holding B.V. and Hobir Holding B.V. are beneficially owned directly by Mr. Sanchez's adult children. Mr. Sanchez disclaims all voting and/or dispositive power to these shares. ARVX Inc. beneficially owns 215,054 shares of non-restricted Aerovox common stock to which Mr. Sanchez claims sole voting and dispositive power.
(3) Includes 220,875 shares issuable pursuant to options currently exercisable or exercisable within sixty days.

  The only persons or entities known to the Company to be the beneficial owner of more than five percent of the Company's Common Stock are as follows:

                                             Amount and Nature of
    Name and Address of Beneficial Owner     Beneficial Ownership Percent Class
    ------------------------------------     -------------------- -------------
Dimensional Fund Advisors Inc. .............       345,200(a)          5.6%
 1299 Ocean Avenue, 11th Floor
 Santa Monica, CA 90401

Enrique Sanchez Aldunate ...................       802,774(b)         13.1%
 Bosque de Jacarandas #87
 Col. Bosques de las Lomas
 Mexico D.F. 11700, Mexico

Charles E. Sheedy...........................       458,160(c)          7.5%
 Two Houston Center, Suite 2907
 Houston, TX 77010

Texas Art Supply Co. .......................       503,934(d)          8.2%
 910 Travis Street, Suite 2030
 Houston, TX 77002

William D. Witter, Inc......................       375,106(e)          6.1%
 One Citicorp Center
 153 East 53rd Street
 New York, NY 10022

--------
(a) Dimensional Fund Advisors Inc. ("Dimensional"), a registered investment advisor, is deemed to have beneficial ownership of 345,200 shares of Aerovox Inc. stock as of December 31, 1999, all of which shares are held in portfolios of DFA Investment Dimensions Group Inc., a registered open-end investment company, or in series of the DFA Investment Trust Company, a Delaware business trust, or the DFA Group Trust and DFA Participation Group Trust, investment vehicles for qualified employee benefit plans, all of which Dimensional Fund Advisors Inc. serves as investment manager. Dimensional disclaims beneficial ownership of all such shares.
(b) In connection with the acquisition of the capacitor business of Compania General de Electronica in April 1999, the Company issued restricted Aerovox common stock in the specified amounts to the following holders:
    Tako Holding B.V. 145,656; Bires Investments B.V. 110,516; Kato Holding B.V. 110,516; Kasri Holding B.V. 110,516; and Hobir Holding B.V. 110,516. The 587,720 shares held by Tako Holding B.V., Bires Investments B.V., Kato Holding B.V., Kasri Holding B.V. and Hobir Holding B.V. are beneficially owned directly by Mr. Sanchez's adult children. Mr. Sanchez disclaims all voting and/or dispositive power to these shares. ARVX Inc. beneficially owns 215,054 shares of non-restricted Aerovox common stock to which Mr. Sanchez claims sole voting and dispositive power.
(c) Sole voting and dispositive power: 458,160 shares.
(d) Texas Art Supply Co., Louis K. Adler, Marc F. Adler, and the Adler Foundation beneficially own, with sole voting and dispositive power, 475,300 shares, 18,500 shares, 10,000 and 134 shares, respectively. Texas Art Supply Co. is a wholly owned subsidiary of Westlane Corporation. Louis
    K. Adler is President of both Texas Art Supply Co. and Westlane Corporation. Gail F. Adler, the wife of Louis K. Adler, is Vice President of both Texas Art Supply Co. and Westlane Corporation. Louis K. Adler and Gail F. Adler are the only directors of both Texas Art Supply Co. and Westlane Corporation. Louis K. Adler, Gail F. Adler and Marc F. Adler are three of the four Trustees of the Adler Foundation. Marc F. Adler is the son of Louis and Gail Adler. Westlane Corporation may be deemed to be the indirect beneficial owner of shares of Aerovox Common Stock owned by Texas Art Supply Co. and, as such, could be regarded as sharing with Texas Art Supply Co. investment and dispositive power with respect to such shares. Westlane Corporation disclaims beneficial ownership of any of the shares of Aerovox Common Stock held by Texas Art Supply Co.
(e) Sole voting power and dispositive power: 375,106 shares.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

  Based solely on its review of copies of reports filed pursuant to Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or written representations from persons required to file such reports ("Reporting Persons"), the Company believes that all such filings required to be made by such Reporting Persons were timely made in accordance with the requirements of the Exchange Act, except that Messrs. Horowitz and Sprague each failed to file a Form 4 reflecting stock purchases on a timely basis and Mr. Sanchez failed to file a Form 3 on a timely basis.

                               OTHER INFORMATION

Outstanding Shares

  Only shareholders of record at the close of business on March 20, 2000, are entitled to notice of and to vote at the meeting. There were 6,110,380 shares of Aerovox Common Stock ("Common Stock"), $1.00 par value, outstanding on that date, each of which is entitled to one vote.

Quorum, Required Votes and Method of Tabulation

  Consistent with state law and under the Company's Bylaws, a majority of the shares entitled to be cast on a particular matter, present in person or represented by proxy, constitutes a quorum as to such matter. Votes cast by proxy or in person at the Annual Meeting will be counted by persons appointed by the Company to act as election inspectors for the meeting.

  Class II directors will be elected by a plurality of the votes properly cast at the meeting.

  The election inspectors will count shares represented by proxies that withhold authority to vote for a nominee for election as a director or that reflect abstentions and "broker non-votes" (i.e., shares represented at the meeting held by brokers or nominees as to which (i) instructions have not been received from the beneficial owners or persons entitled to vote and (ii) the broker or nominee does not have the discretionary voting power on a particular matter) only as shares that are present and entitled to vote on the matter for purposes of determining the presence of a quorum, but neither abstentions nor broker non-votes have any effect on the outcome of voting on the matter.

Audit Matters

  A representative of PricewaterhouseCoopers L.L.P. is expected to be present at the Annual Meeting and will be afforded the opportunity to make a statement if he desires to do so and to respond to appropriate questions from shareholders.

Shareholder Proposals

  If a shareholder wishing to present a proposal at the 2001 Annual Meeting (without regard to whether it will be included in the proxy materials for that meeting) fails to notify the Company by December 8, 2000, the proxies the Company's management receives for the meeting will accord management discretionary authority to vote on that shareholder's proposal if it is properly brought before the meeting.

Other Business

  The Board of Directors knows of no business that will come before the meeting for action except as described in the accompanying Notice of Meeting. However, as to any such business, the persons designated as proxies will have discretionary authority to act in their best judgment.

  The Board of Directors encourages you to have your shares voted by signing and returning the enclosed form of proxy. The fact that you will have returned your proxy in advance will in no way affect your right to vote in person should you find it possible to attend. However, by signing and returning the proxy you have assured your representation at the meeting. Thank you for your cooperation.